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                                                                    EXHIBIT 21

                                  HILLENBRAND INDUSTRIES, INC.
                                 SUBSIDIARIES OF THE REGISTRANT


      All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.


      Batesville Casket Company, Inc.
      BLOCK Medical, Inc., a Delaware corporation
      Hill-Rom, Inc.
      Forecorp, Inc. (doing business as Forethought)
      Hillenbrand Industries FSC (Barbados), Inc.,
         a Barbados corporation
      Hillenbrand Investment Advisory Corporation,
         a Delaware corporation
      Hillenbrand Properties, Inc.
      Medeco Security Locks, Inc., a Virginia corporation
      Sherman House Corporation
      Tudor Travel, Inc.
      Cutler Property, Inc.
      Old Brick Property, Inc.
      Memory Showcase, Inc.
      Stratum Strategic Development, Inc.

      Subsidiaries of Batesville Casket Company, Inc.
         Batesville International Corporation
         Batesville Casket de Mexico, S.A. de C.V.

      Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
         Industrias Arga, S.A. de C.V.

      Subsidiaries of Hill-Rom, Inc.
         Hill-Rom Company, Inc.
         PaTMark Company, Inc., a Delaware corporation
         Support Systems International, Inc.
         Tron Business Systems, Inc., a Nevada corporation

      Jointly owned subsidiary of Hill-Rom, Inc. and Hill-Rom Company, Inc.
         Hill-Rom International, Inc.

      Subsidiaries of Hill-Rom International, Inc.
         Support Systems International B.V., a Netherlands corporation Hill-Rom SARL, a French corporation


                                               (1)


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      Subsidiaries of Support Systems International B.V.
         SSI Medical Services B.V., a Netherlands corporation
         Support Systems International Finance, Ltd., a United Kingdom
          corporation
         Hill-Rom GmbH, a German corporation
         SSI Industries SARL, a French corporation
         SSI Medical Services, SRL, an Italian corporation
         SSI Medizintechnik, an Austrian corporation
         Systems Investments B.V., a Netherlands corporation
         SSI Leasing and Investment B.V., a Netherlands corporation

      Subsidiaries of Support Systems International Finance, Ltd.
         Support Systems International Services, Ltd., a United Kingdom
          corporation
         SSI Medical Services, Ltd., a United Kingdom corporation

      Subsidiaries of Hill-Rom GmbH
         SSI Support Systems International GmbH, a German corporation
         L. & C. Arnold GmbH, a German corporation
         ROWA GmbH, a German corporation

      Subsidiaries of L. & C. Arnold GmbH
         John Bukowansky GmbH, an Austrian corporation (81% owned) Stendal GmbH, a German corporation

      Jointly owned subsidiary of Hill-Rom, Inc. and L. & C. Arnold GmbH
         L. & C. Arnold (Canada), Inc., an Ontario (Canada) corporation

      Subsidiary of SSI Industries SARL
         SSI Medical SARL, a French corporation

      Subsidiaries of Hill-Rom SARL
         Le Couviour, S.A., a French corporation
         Hill-Rom B.V., a Netherlands corporation
         SCI Port Mirabeau, a French corporation
         SCI Le Couviour Immoblier, a French corporation

      Subsidiary of Le Couviour, S.A.
         Financiere Le Couviour, S.A.

      Subsidiary of Hill-Rom B.V.
         Hillrom, S.A., a Switzerland corporation

      Subsidiaries of Forecorp, Inc.
         Forethought Life Insurance Company
         The Forethought Group, Inc.
         Forethought Florida, Inc.
         ForeLife Agency, Inc.
         Foresight Association, Inc.

      Subsidiary of Forethought Life Insurance Company
         Forethought Properties, Inc.

      Jointly owned subsidiary of Batesville Casket Company, Inc., Hill-Rom
       Company, Inc.,
      Hill-Rom, Inc. and Medeco Security Locks, Inc.
         Hillenbrand Industries Canada, Ltd., an Ontario (Canada) corporation


                                               (2)